AMERICAN FINANCIAL GROUP, INC.

              EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


  The following is a list of subsidiaries of AFG at December 31, 1998. All corporations are subsidiaries of AFG and, if indented, subsidiaries of the company under which they are listed.

                                                           Percentage of
                                                     State of   Common Equity
Name of Company                                    Incorporation  Ownership
AFC Holding Company                                   Ohio           100
 American Financial Capital Trust I                   Delaware       100
 American Financial Corporation                       Ohio           100
   American Premier Underwriters, Inc.                Pennsylvania   100
     Pennsylvania Company                             Delaware       100
      Atlanta Casualty Company                        Illinois       100
      Infinity Insurance Company                      Indiana        100
      Leader Insurance Company                        Ohio           100
      Republic Indemnity Company of America           California     100
      Windsor Insurance Company                       Indiana        100
   Great American Insurance Company                   Ohio           100
     American Annuity Group, Inc.                     Delaware        82
      AAG Holding Company, Inc.                       Ohio           100
        American Annuity Group Capital Trust I        Delaware       100
        American Annuity Group Capital Trust II       Delaware       100
        American Annuity Group Capital Trust III      Delaware       100
        Great American Life Insurance Company         Ohio           100
          Loyal American Life Insurance Company       Ohio           100
          Prairie National Life Insurance Company     South Dakota   100
     American Empire Surplus Lines Insurance Company  Delaware       100
     American National Fire Insurance Company         New York       100
     Brothers Property Corporation                    Ohio            80
     Mid-Continent Casualty Company                   Oklahoma       100
     National Interstate Corporation                  Ohio            52
     Stonewall Insurance Company                      Alabama        100
     Transport Insurance Company                      Ohio           100

   The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.












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